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                                                                   EXHIBIT 10.77



                         CHANNEL DISTRIBUTION AGREEMENT

         THIS CHANNEL DISTRIBUTION AGREEMENT (the "AGREEMENT") is made this 3rd day of July, 1997, between DMX Inc., ("DMX") a Delaware corporation having its registered office at 11400 West Olympic Boulevard, Suite 1100, Los Angeles, California 90064-1507, and Xtra Music Limited, a company incorporated under the laws of the United Kingdom ("XTRA") (collectively hereinafter referred to as the "PARTIES" and individually as a "PARTY").

         WHEREAS DMX distributes various channels of digital audio programming in the United States and other markets;

         WHEREAS DMX formerly distributed such digital audio programming in Europe through two subsidiaries of DMX, DMX-Europe N.V. and DMX-Europe (UK) Limited (the "COMPANIES") pursuant to that certain Technology License and Services Agreement dated as of May 19, 1993, and that certain Trademark Agreement effective as of July 1, 1992 (the "FORMER LICENSES"); the Companies have been placed in insolvency proceedings;

         WHEREAS, in connection with the Subscription and Shareholders Agreement dated as of December 18, 1996 (the "SUBSCRIPTION AGREEMENT"), DMX has agreed to license such digital audio programming to Xtra for distribution in Europe on the terms and conditions set forth herein.

         NOW, THEREFORE, for and in consideration of the mutual covenants and conditions hereinafter set forth, the Parties agree as follows:

l.       CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         1.1 "AFFILIATE(S)" shall mean, with respect to either Party, a company directly or indirectly controlling, controlled by or under common control with such Party. A company shall be deemed, for the purposes of this Agreement, to control a corporation or other entity if such company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or other entity, whether through the ownership of voting securities, by contract or otherwise.

         1.2 "CHANNELS" shall mean all channels of audio programming provided by DMX to its Customers (except for those channels which are subject to an exclusive license from DMX to any Customer) and all Territory-Specific Channels.
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         1.3     "COMMERCIAL ESTABLISHMENT" shall mean each and every premise
(including, without limitation, any restaurant, bar or similar social facility, office, factory, work-place, place of business, school, university or other educational facility, religious, government or other public facility, military installation or facility, air, train, bus or other public transportation facility, park, place frequented by the public, hotel, motel, club or similar hospitality facility or medical facility), whether or not business is conducted at such premises, except for premises which are Private Residences, it being understood that in the case of a shopping center or other multiple-business facility, each separate business occupying a distinct space within such facility shall be deemed to constitute a separate Commercial Establishment.

         1.4 "CONFIDENTIAL INFORMATION" shall mean financial, marketing, Subscriber, engineering, satellite, broadcast and other technical or transmission data, software, computer and systems management, programming, licensing, and any other information relating to the conduct of the business of either Party, and not generally available to the public, in any form whatsoever.

         1.5 "CONTENT SUPERVISION AUTHORITIES" shall have the meaning described in Section 2.5, below.

         1.6 "CUSTOMERS" shall mean any and all third parties located outside of the Territory who are authorized by DMX to receive the Channels.

         1.7 "DELIVERY SITE" shall mean the site used from time to time by DMX as its studio to create the signal for the Channels, which site is located as of the date of this Agreement at Denver, Colorado, U.S.A.

         1.8 "DMX MARKS" shall mean the trademarks, service marks, and trade names and other similar property relating to DMX and/or the Channels that are specified on Exhibit "A" attached hereto.

         1.9 "ENHANCEMENTS" shall mean revisions, modifications or additions to any or all of the Channels by DMX and made available in the ordinary course by DMX to its Customers.

         1.10 "EXPLOIT" shall mean to sell directly to customers or to license another to sell to customers, but only if the holder of such license sells to customers.


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         1.11    "FORCE MAJEURE" shall mean any delays, pre-emptions or other failure to perform when such delays, pre-emptions or failures are due to any cause beyond the control of the Party whose performance is so affected, including, without limitation, an act of God, fire, war, strike, riot, labor dispute, natural disaster, technical failure (including the failure of all or part of the equipment of others, including the communications satellite(s) on which the Channels are delivered) or any other reason beyond the control of the Party whose performance is prevented during the period of such occurrence, including any legal prohibition, significant, change of law or application of laws governing performance hereunder, decree, regulation or requirement of any governmental authority having jurisdiction.

         1.12    "INCREMENTAL COSTS" shall have the meaning described in
Section 5.1, below.

         1.13 "MAINTENANCE" SHALL mean the general updating of the formats and contents of the Channels by DMX and made available in the ordinary course by DMX to its Customers.

         1.14 "XTRA SERVICE" shall mean the digital audio service provided to Subscribers by Xtra, its Affiliates, or its Licensees.

         1.15 "PRIVATE RESIDENCE" shall mean any single dwelling unit or multiple dwelling unit private residences, including without limitation, apartment and condominium buildings, residential hotels, residences for military personnel or separate unit student housing, but not including transient or temporary residence establishments such as hotels, motels or medical care facilities.

         1.16 "PROMOTIONAL MATERIALS" shall mean any marketing, promotional or advertising materials which incorporate the DMX Marks.

         1.17    "SERVICE TECHNOLOGY" shall mean the technology, that
(i) is owned by, acquired by, or licensed to DMX, (ii) DMX has the right to license as provided herein, and (iii) is necessary for the reception, transmission or distribution of the Channels, including, without limitation, the addressing system for cable decoder boxes.

         1.18 "SUBSCRIBER" shall mean a paying customer to whom Xtra, its Affiliate, or its Licensee provides, for the payment of a prescribed fee, any or all of the Channels.

         1.19 "TECHNICAL ACCESSORIES" shall mean all other portions of the signal that transmits the Channels that may be created or made usable now or in the future for purposes other than transmitting the Channels.

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         1.20    "TERM" shall mean the term of this Agreement as set out in
Section 11.1, below.

         1.21 "TERRITORY" shall mean the territory within the countries listed on Exhibit "B", attached hereto, as such countries are constituted as of the date of this Agreement, and such territory shall not be affected by any subsequent alteration of the boundaries of those countries or the emergence of new political entities within or including such territory.

         1.22 "TERRITORY-SPECIFIC CHANNELS" shall mean any Channels which are produced by DMX specifically for Use and distribution to Subscribers in the Territory, or any part thereof.

         1.23 "TRADEMARK TERM" shall mean that two-year period beginning on the Closing Date (as defined in the Subscription Agreement).

         1.24 "USE" shall mean to down-link from the Delivery Satellite, receive, decode, digitize, compress, encode, scramble, edit, substitute programming, insert advertising in, uplink and transmit the signal of the Channels to Subscribers in the Territory, as permitted by the terms of this Agreement.

2.       RIGHTS OF XTRA WITH RESPECT TO THE CHANNELS

         2.1 GRANT OF LICENSE. Subject to the terms of this Agreement, DMX hereby grants to Xtra and Xtra hereby accepts the exclusive, non-transferable, royalty-free license and right during the Term to market, distribute and license the Channels to Subscribers and to Use the signal of the Channels, the Service Technology, and the Technical Accessories in the Territory. This Agreement does not give Xtra any right or license to distribute or to Use the Channels, the Service Technology, or the Technical Accessories outside of the Territory.

         2.2 FAILURE TO EXPLOIT LICENSE. Xtra agrees to Exploit the Channels in substantially all of the Territory; provided, however, that DMX's only remedy for the failure by Xtra to Exploit the Channels shall be to take the actions described in this Section 2.2. If Xtra fails to Exploit the Channels in a substantial portion of the Territory, and does not cure such failure to Exploit within ninety (90) days of notice by DMX, then at the conclusion of such ninety day period the license granted pursuant to Sections
2.1 and 2.4 shall become a non-exclusive license and DMX shall be relieved of its obligations under Section 2.10, below. If Xtra fails to Exploit the Channels in any country that is a part of the Territory, and does not cure such failure to Exploit within ninety (90) days of notice by DMX, then at the conclusion of such ninety day

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period the license granted pursuant to Section 2.1 and 2.4 shall become a non-exclusive license with respect to such country and DMX shall be relieved of its obligations under Section 2.10, below, with respect to such country. All or any part of the Territory that becomes non-exclusive pursuant to this Section
2.2 shall be referred to as a "NON-EXCLUSIVE TERRITORY", and the date on which that Non-Exclusive Territory becomes non-exclusive pursuant to this Section 2.2 shall be referred to as the "NON-EXCLUSIVE DATE". If DMX does not Exploit the Channels within a Non-Exclusive Territory within 180 days of the Non-Exclusive Date, and if Xtra does Exploit the Channels within that Non-Exclusive Territory within 180 days of the Non-Exclusive Date, then the license granted pursuant to Sections 2.1 and 2.4 shall again become an exclusive license for that Non-Exclusive Territory and the rights of Xtra under Section 2.10, below, with respect to that Non-Exclusive Territory shall be restored.

         2.3 SUBLICENSE. During the Term Xtra shall be entitled to sublicense third parties to redistribute the Channels in the Territory, provided that such sublicensing does not entitle such sub-licensee to do any act or thing which if done by Xtra would be a breach of the terms of this Agreement.

         2.4 TECHNICAL ACCESSORIES. During the Term and subject to the other restrictions described in this Agreement, Xtra shall have the exclusive right to Use in the Territory any Technical Accessories included within the signal of the Channels for any lawful purpose, including, but not limited to close captioning, games, sweepstakes, contests, advertising and promotions. Xtra shall obtain any license or authorization required under applicable law for such Use, and shall not use the Technical Accessories in a jurisdiction in any manner which is not lawful in that jurisdiction. If Xtra determines in its sole discretion not to use any part of the Technical Accessories, Xtra may license such Technical Accessories to DMX or to another third party for any lawful purpose.

         2.5 CENSORSHIP AND PROGRAM SUBSTITUTION. DMX acknowledges and agrees that the Channels may be subject to censorship by certain government authorities and may be edited by them or by Xtra according to guidelines and directives prescribed by such authorities ("CONTENT SUPERVISION AUTHORITIES") prior to distribution within certain countries in the Territory. Xtra shall have the right to edit programs and, with the prior approval of DMX where reasonably possible, which approval shall not be unreasonably withheld, substitute programs solely in order to comply with codes, practices, directives or orders from the Content Supervision Authorities. To enable Xtra to comply with any governmental programming standards and practices and other governmental and regulatory directives, Xtra may retransmit the Channels with a delay from the time the signal is received. Except as expressly provided

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in this Agreement, including this Section 2.5, Xtra shall use the Channels without insertion (whether of advertising or otherwise), deletion, or editing.

         2.6 INSERTION OF LOGO AND MARK OF XTRA. Xtra shall have the right to use its own logo, station identity mark, trade name, service mark or other identifiers within the Channels as part of its network identity and branding within the Xtra Service.

         2.7 INCLUDING CHANNELS IN XTRA SERVICE; ADDITION OF CHANNELS. Xtra shall be entitled, in its sole discretion, to include any or all of the Channels in the Xtra Service. Xtra shall be entitled, at its sole discretion, to create and distribute additional channels within the Xtra Service and within the Territory; provided, however, that DMX shall have to right to approve (acting reasonably) such additional channels that are distributed with the Channels. Xtra may request that DMX create such additional Channels or Territory-Specific Channels on terms and conditions to be agreed between the Parties, or Xtra may create such channels itself or through the engagement of third parties. Any such additional channels created by or on behalf of Xtra shall be owned solely by Xtra.

         2.8 COMMERCIAL ANNOUNCEMENTS. Xtra shall be entitled, in its sole discretion, to include commercial announcements within the Channels distributed to Commercial Establishments, so long as such commercial announcements relate specifically to the Commercial Establishment to which such Channels are distributed. Furthermore, Xtra shall be entitled to include in the Channels the same types of commercial announcements and/or advertisements that DMX includes in the Channels as provided to its Customers. Except as provided herein, no commercial announcements will be included in any of the Channels.

         2.9 RESTRICTIONS ON USE. In order to ensure the integrity of the Channels and compliance with the restrictions that may be applicable to the underlying programming, sound recording, music and statutory use permits, Xtra shall not, and the rights granted herein shall not be interpreted to grant Xtra or any other person any right to:

                 2.9.1 Record, make or manufacture any recordings or other reproductions of any Channel for commercial use, other than to effect distribution as part of the Xtra Service; or

                 2.9.2 Transmit, re-transmit or authorize the transmission or re-transmission of any Channel outside the Territory.

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Xtra shall not distribute the Channels over any medium or in any manner that does not permit Xtra to institute adequate controls to prevent the reception, transmission, or retransmission of any Channel outside the Territory by any person. Controls imposed by Xtra that are equivalent to the controls imposed by DMX in the United States on the same medium to prevent unauthorized transmission or retransmission shall be deemed to be adequate controls for purposes of the preceding sentence. Notwithstanding anything else contained in this Agreement, the transmission of the Channels outside the Territory solely because a portion of the footprint of the satellite used by Xtra falls outside the geographical boundaries of the Territory shall not violate Xtra"s obligations under this Agreement if (i) DMX-UK does not otherwise Exploit or Use the Channels outside the Territory, and (ii) substantially all of the footprint of the satellite used by DMX-UK falls within the Territory.

         2.10 NON-COMPETITION. DMX agrees that during the Term it will not distribute the Channels or any of them in the Territory via any medium, nor will DMX authorize any other person to do the same. Notwithstanding the foregoing, DMX shall be entitled to distribute video channels or music services other than the Channels in the Territory, so long as the format of such other music services is not substantially similar to that of the Channels.

         2.11 DELETION OF CHANNEL. At any time and from time to time, DMX shall be entitled, in its sole discretion, to delete one or more Channels from the Channels offered to its Customers, and upon such deletion such Channel shall cease to be available to Xtra. DMX may not delete a Channel pursuant to this Section 2.11 unless, at least thirty days before the effective date of such deletion, DMX provides to Xtra (i) notice of the deletion, (ii) one or more disks inscribed with the music programming for the Channel as of the date of the notice, and (iii) a copy of the software prepared by DMX to select the music for such Channel; provided, however, that in order to delete a Channel, DMX shall not be required to provide any software or other intellectual property that DMX does not own or otherwise have right to transfer to Xtra. The provisions of Section 6.3 shall apply to the use by Xtra of any items provided pursuant to this Section 2.11.

         2.12 ENHANCEMENTS AND MAINTENANCE. DMX shall provide Enhancements and Maintenance to Xtra at the same time as DMX provides Enhancements and Maintenance to DMX's Customers.

3.       DELIVERY AND DISTRIBUTION

         3.1 DELIVERY OF THE CHANNELS. DMX shall deliver to Xtra at the Delivery Site digital audio signals of the Channels, to enable Xtra to Use the signal in a manner and quality as contemplated by this Agreement. DMX shall provide Xtra with

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any technical information in its possession that is reasonably requested by
Xtra for the purpose of uplinking, downlinking, receiving the Channels in the Territory, and interfacing the signal of the Channels to the Xtra Service.

         3.2 SATELLITE AND UPLINK ARRANGEMENTS. Xtra shall designate the satellite to be used to transmit the Channels to Europe (the "Designated Satellite") and shall arrange to uplink the Channels from the delivery point at DMX's Denver studio to the Designated Satellite.

         3.3 CHANGE IN DELIVERY SATELLITE. Xtra shall provide written notice to DMX of any planned permanent change in the Designated Satellite not less than ninety (90) days prior to such change, If a temporary change in the Designated Satellite is required, DMX and Xtra shall each use their reasonable efforts (including the earliest practicable notice by Xtra to DMX of such events) to avoid any interruption of or disruption in delivery of the Channels to the Subscribers. Each Party shall be responsible for its own costs associated with any permanent or temporary change in the Designated Satellite, including administrative and technical costs of aligning or setting reception equipment.

4.       LICENSE OF TRADEMARKS

         4.1 LICENSE TO TRADEMARKS FOR PROMOTIONAL PURPOSES. DMX hereby grants to Xtra for the Trademark Term a non-exclusive, non-transferable, royalty-free license to use the DMX Marks for the distribution, marketing and promotion of the Channels to Subscribers and potential Subscribers within the Territory.

         4.2 APPROVAL RIGHTS. Xtra shall not use the DMX Marks in distribution, marketing, promotion or advertising without the prior written approval of such use by DMX. In its sole discretion, DMX shall be entitled to provide Xtra with a copy of its corporate guidelines or style guides for proper usage of the DMX Marks, which guidelines shall be followed by Xtra. In addition, Xtra agrees to use the DMX Marks on materials of high quality and in a manner which upholds the image and reputation of DMX.

         4.3 PROCEDURE FOR APPROVAL. In the event that Xtra proposes to produce Promotional Materials, Xtra shall provide samples of such proposed Promotional Materials to DMX for its approval. Within ten (10) days of receipt of such proposed Promotional Materials, DMX shall, in writing, either approve or object to the use of the DMX Marks on such proposed Promotional Materials, and, in the event of an objection, DMX shall state its reasons for such objection. In the event that DMX does not object to the use of the DMX Marks within such ten (10) day period, such use shall be deemed to be approved and the proposed Promotional Materials may be used. Upon

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request, Xtra shall provide DMX with samples of all approved Promotional
Materials as used by Xtra.

         4.4 CONSEQUENCES OF TERMINATION. Upon the earlier of the expiration of the Trademark Term or the termination of this Agreement ("TRADEMARK TERMINATION DATE"), Xtra shall immediately discontinue all use of the DMX Marks or marks confusingly similar thereto.

         4.5 USE OF "FORMERLY KNOWN AS DMX". For two (2) years after the earlier of the expiration of the Trademark Term or the date on which Xtra stops using the DMX Marks for the distribution, marketing and promotion of the Channels to Subscribers and potential Subscribers within the Territory, Xtra shall be entitled to refer to the Channels in its promotional materials as "formerly known as DMX" or "formerly know as Digital Music Express".

5.       COSTS AND REPORTING REQUIREMENTS

         5.1 PAYMENT OF INCREMENTAL COSTS. Xtra shall pay to DMX the incremental costs incurred by DMX for the creation and delivery of the Channels to Xtra ("INCREMENTAL COSTS"), including without limitation, the following costs and charges:

         a. All costs of creation and delivery of the Territory-Specific Channels made at the request of Xtra; and

         b. All costs of modifications to the Channels, Enhancements, or Maintenance made at the request of Xtra.

On a quarterly basis, DMX shall provide to Xtra an invoice which sets forth the amount and nature of such Incremental Costs, and within thirty (30) days of receipt of the invoice, Xtra shall pay to DMX the amount of Incremental Costs set forth in such invoice. DMX shall have no obligation to create, deliver, or effect any Territory-Specific Channels, Enhancements, or Maintenance requested by Xtra.

         5.2 INTEREST. In the event that any payments due under Section 5.1 from Xtra are not paid on the due date therefor, there shall be added to the amount of such payment interest for the period from the due date until payment is made, at an interest rate equal to the lesser of 10 percent per annum or the highest legal rate under applicable law.

         5.3 WITHHOLDING AND SIMILAR CHARGES. All payments shall be made in U.S. Dollars and shall be paid in full without setoff or counterclaim and free and clear of and without any deduction or withholding for or on account of any taxes, unless required to do so by law. Each party shall make application to any relevant tax authority for double tax

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relief in respect of amounts payable hereunder if the other party so requests in writing. Xtra shall be responsible for collecting and paying any income, franchise, sales, use, occupational, general service or other taxes, assessments, licenses, or other charges assessed, levied, imposed or collected by any governmental or political entity, or any agencies or instrumentalities thereof, with respect to its receipt or distribution of the channels or any other activity hereunder, except income taxes payable by DMX. Each party shall provide the other party with any documentation reasonably requested by the other party to permit the other party to claim a credit or deduction for foreign taxes paid or born by the other party.

         5.4 COST RECORDS AND AUDITS. DMX shall keep accurate and complete records and accounts of all Incremental Costs. No more than twice in each one
(1) year period during the Term, and for one (1) year following expiration or termination of this Agreement, on reasonable notice to DMX during normal business hours, Xtra shall have the right to appoint an internationally recognized accounting firm to examine and audit such Incremental Cost records. All costs of conducting such an audit shall be borne by Xtra, unless it is determined that the Incremental Costs paid to DMX for the period to which such audit relates have been over-reported by DMX by more than five percent (5%), in which case DMX shall pay the cost of the audit. All information obtained by Xtra as a result of such audit shall be treated as Confidential Information in accordance with the provisions of Section 7 of this Agreement.

6.       OWNERSHIP OF INTELLECTUAL PROPERTY

         6.1 OWNERSHIP OF CHANNELS. Except as otherwise provided herein, DMX retains all rights, title and interest in and to the Channels and all programming produced for or included in the Channels, including worldwide rights for use in all media.

         6.2 OWNERSHIP OF MARKS. Xtra hereby acknowledges the right, title and interest of DMX and its Affiliates in and to the DMX Marks and the right of DMX to use and license the use of the DMX Marks. Xtra agrees not to claim any title to the DMX marks or any right to use the DMX Marks except as permitted by this Agreement. At no time shall Xtra adopt or use, without the prior written consent of DMX, any variation of the DMX Marks or any work or mark likely to be similar to, or confused with, the DMX Marks. Any and all goodwill arising from the use by Xtra of the DMX Marks shall inure solely to the benefit of DMX. As may be required by law, Xtra will at its expense record this Agreement and register the DMX Marks with appropriate government authorities in the Territory, and DMX will cooperate in effecting such recordation and registration. Xtra shall not assert any claim to the DMX Marks or such goodwill, either during or after the Term of this Agreement, and Xtra shall not take any action that could

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be detrimental to the goodwill associated with the DMX Marks.

         6.3 COPYRIGHT, MUSIC PERFORMANCE, SOUND RECORDING AND REPRODUCTION RIGHTS AND FEES. Xtra shall acquire from the owners, composers, licensees and/or music or copyright rights societies all of the intellectual property rights necessary for the distribution of the Channels in the Territory, including copyrights, synchronization of music contained in the Channels and non-dramatic performing rights, mechanical, performing and author's rights in each musical composition and sound recording contained in the Channels. Xtra shall also be responsible for all royalties, fees, and other charges of any kind with respect to such rights.

7.       CONFIDENTIALITY

         7.1 NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Neither Xtra nor DMX shall disclose to any third party (other than its respective employees or financial and legal advisers, in their capacity as such) any Confidential Information concerning the other Party derived in the course of performance hereunder, including, without limitation, any information relating to identification of Subscribers or financial material obtained through any audit, or any of the terms of this Agreement, except:

                 7.1.1 to the extent necessary to comply with law or the valid order of a court of competent jurisdiction or a regulatory authority having jurisdiction, in which event the Party making such disclosure shall so notify the other Party as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information;

                 7.1.2 as part of its reporting or review procedure to its parent company, its auditors, attorneys and potential investors provided, however, that such parent company, auditors, its attorneys and potential investors agree to be bound by the provisions of the confidentiality provisions of this Agreement;

                 7.1.3 in order to enforce its rights pursuant to this Agreement;

                 7.1.4 as part of its obligation to make timely disclosure to public investors in its securities; or

                 7.1.5 to the extent necessary to engage third parties to distribute the Channels or manufacture equipment for distribution of the Channels in accordance with this Agreement, provided that such third party distributors or manufacturers agree to comply with the confidentiality provisions of this Agreement.





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8.       REPRESENTATIONS AND WARRANTIES

         8.1 REPRESENTATIONS OF DMX. DMX hereby represents and warrants to Xtra that:

                 8.1.1 DMX is a corporation duly organized and validly existing under the laws of Delaware.

                 8.1.2 DMX has the power and authority to enter into this Agreement and to perform fully its obligations hereunder.

                 8.1.3 DMX is under no contractual or other legal obligation which shall in any way interfere with its full, prompt and complete performance hereunder, except to the extent that any continuing rights of the Companies under the Former Licenses would interfere with the rights granted under this Agreement.

                 8.1.4 Within the United States, neither the Channels nor any material or programming contained therein shall libel, slander or defame any person, or violate, infringe upon or give rise to or advance any claim with respect to any contractual right, common law right or any other right of any party (including, without limitation, any copyright, patent, trademark, literary or dramatic right, music synchronization or performance right or right of privacy or publicity) or violate any law.

         8.2 REPRESENTATIONS OF XTRA. Xtra hereby represents and warrants to DMX that:

                 8.2.1 Xtra is a corporation duly organized and validly existing under the laws of the United Kingdom.

                 8.2.2 Xtra has the corporate power and authority to enter into this Agreement and to perform fully its obligations hereunder.

                 8.2.3 Xtra is under no contractual or other legal obligation which shall in any way interfere with its full, prompt and complete performance hereunder.

                 8.2.4 Xtra shall during the Term have valid licenses or other authorizations granted by the appropriate governmental authorities throughout the Territory, if required under applicable law, to distribute the Channels in accordance with this Agreement, and will operate such systems throughout the Term in accordance with such licenses or authorizations.

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9.       COMPLIANCE WITH LAWS AND LICENSES

         9.1 REGULATORY COMPLIANCE. Xtra shall ensure that the content of the Xtra Service complies in all aspects with the regulatory requirements in the Territory or any part thereof. Xtra further undertakes to obtain any requisite governmental approvals required in the Territory or any part thereof for the distribution of the Xtra Service.

         9.2 PIRACY. Xtra agrees that it will not authorize parties other than Subscribers to receive the signal of the Channels, nor will it authorize others to copy, take or otherwise reproduce any part of the Channels without the prior written consent of DMX. Xtra further agrees to take all reasonable and practical security measures to prevent the unauthorized or otherwise unlawful copying, taping or distribution of the Channels by others; provided, however, security measures that are equivalent to the security measures taken by DMX in the United States on the same medium to prevent unauthorized or otherwise unlawful copying, taping or distribution of the Channels by others shall be deemed to be adequate security measures for purposes of this sentence.

10.      INDEMNIFICATION

         10.1 INDEMNIFICATION. Each Party shall indemnify and hold the other Party harmless from and against any and all claims, liabilities, costs and expenses, including attorneys fees and costs, arising out of any breach by such Party of any of its respective representations, warranties or covenants herein contained. In addition, without limiting the foregoing, Xtra shall indemnify and hold DMX harmless against any and all claims, liabilities, costs and expenses, including attorneys fees and costs, arising from and in connection with (i) any non-payment of any amounts payable in respect of copyrights, and music and sound recording performance and reproduction rights, arising from the distribution of the Channels in the Territory; (ii) any assertion by any third party that the distribution, promotion, and other exploitation of the Channels, and any programming contained therein, violate or infringe upon any rights of such third party in the Territory, unless such third party is not a creditor (as of the date of this Agreement), receiver or trustee of the Companies and the claims of such third party derive from a purported grant of rights by DMX to the third party that is inconsistent with this Agreement; or (iii) the failure of Xtra to obtain or maintain proper governmental authority to distribute the Channels in the Territory.

         10.2 PROCEDURE FOR INDEMNIFICATION. The Party entitled to indemnification hereunder (the "INDEMNIFIED PARTY") shall notify the other Party hereto (the "INDEMNIFYING PARTY") in writing of the claim or action for which such indemnity applies. The Indemnifying Party shall undertake the defense of any such claim or action and permit the Indemnified Party to participate therein at the Indemnified Party's own expense. The settlement of any such claim or action by an Indemnified Party, without the Indemnifying Party's prior written consent, shall release the Indemnifying Party from its obligations hereunder with respect to such claim or action so settled. The Indemnifying Party shall not settle or otherwise dispose of any claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

11.      TERM AND TERMINATION

         11.1 TERM. Unless terminated earlier pursuant to the provisions of this Agreement, the Term of this Agreement shall be a period of five (5) years from the Closing Date (a defined in the Subscription Agreement).

         11.2 TERMINATION FOR BREACH. This Agreement may be terminated by a party (the "NOTICING PARTY") as follows:

                 11.2.1 thirty (30) days following written notice by the Noticing Party to the other Party (the "NOTICED PARTY") of any material inaccuracy of a representation made by the Noticed Party herein or in the Subscription Agreement or of a material breach by the Noticed Party of any of its obligations hereunder or under the Subscription Agreement, if such misrepresentation or breach is not cured within the thirty (30) period following such notice;

                 11.2.2 immediately upon written notice by the Noticing Party to the Noticed Party if the Noticed Party has made a voluntary petition for protection under the bankruptcy laws, or if the Noticed Party has taken any similar action in consequence of debt;

                 11.2.3 thirty (30) days following written notice by the Noticing Party to the Noticed Party if the Noticed Party has been the subject of the filing of an involuntary petition in bankruptcy, or if any distress or attachment is levied or any receiver is appointed in respect of the business or a substantial part of the property or assets of the Noticed Party, unless such petition, distress, attachment, or receiver is dismissed within such thirty-day period; or

                 11.2.4 upon thirty (30) days following written notice by the Noticing Party to the Noticed Party if any event of Force Majeure shall continue for a period of sixty (60) consecutive days.

The exercise of any right to termination under this Section 11.2 is not an exclusive remedy, and the Noticing Party may in addition exercise any other remedy available to it in law or equity.

         11.3 EFFECT OF TERMINATION. The expiration or termination of this Agreement for whatever reason shall not affect any rights of either Party which may have accrued prior to such expiration or termination. Subject to the foregoing, neither party shall by reason of the expiration or termination of this Agreement be liable to the other for compensation or damage on account of the loss of present or prospective profits on distribution or anticipated distribution of the Channels, or expenditures, investments or commitments made in connection therewith. Upon the expiration or termination of this Agreement, Xtra shall promptly pay all outstanding and/or accrued Incremental Costs to DMX and return to DMX, or otherwise dispose of as DMX may reasonably instruct, all tapes and materials in relation to the Channels, programming contained therein, advertisements or Promotional Materials, and other materials, documents and papers provided to Xtra and relating to the Channels which Xtra may have in its possession or under its control.

12.      MISCELLANEOUS

         12.1 NOTICES. Any notice in connection with this Agreement shall be in writing and shall be delivered by air courier or by facsimile to the addresses or facsimile numbers given below. Notice given by air courier shall be deemed given when recorded on the records of the air courier as received by the receiving party. Notice given by facsimile shall be deemed given upon transmission if on a business day and during business hours in the country of receipt, otherwise notice shall be deemed to have been given at 9:00 a.m. on the next business day in the country of receipt.

                 If to DMX:

                                  DMX Inc.
                                  11400 West Olympic Blvd., Suite 1100
                                  Los Angeles, California 90064

                 If to Xtra:

                                  Xtra Music, Limited
                                  c/o Wiggin and Co.
                                  Imperial Square
                                  Cheltenham
                                  Gloucestershire GL50 1YX
                                  Attn: Timothy Osborne and Michael Turner

                 with a copy to:

                                  Jerold H. Rubinstein
                                  700 Park Lane
                                  Santa Barbara, CA 93108

Either party may change its address by giving notice to the other in the manner set forth above.

         12.2 GOVERNING LAW; JURISDICTION AND VENUE. This Agreement has been negotiated and entered into in the State of California and this Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its conflict of laws rules. The Parties hereby irrevocably agree that any legal action or proceedings with respect to this Agreement may be brought in the courts of the State of California, or in any United States District Court of California and by execution and delivery of this Agreement, each party irrevocably submits to each such jurisdiction and irrevocably waives any and all objections which it may have as to venue in any of the above courts.

         12.3 WAIVER OF JURY TRIAL. EACH PARTY HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS AMONG THE PARTIES RELATING TO THE SUBJECT MATTER OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each Party acknowledges that this waiver is a material inducement to enter into a business relationship, that each other Party has already relied on this waiver in entering into this Agreement, and will continue to rely on this waiver in any future dealings. Each Party further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         12.4 ASSIGNMENT. The right and obligations of the Parties may be assigned in whole or in part, voluntarily or by operation of law, without the prior written consent of the other Party if such assignment is to an Affiliate of the assigning Party. Each Party shall notify the other within seven (7) days of any such assignment. In addition, DMX shall be entitled to assign its rights and obligations under this Agreement in connection with a merger or acquisition transaction (in whatever form) between DMX and a subsidiary of Tele-Communications, Inc. Except as expressly provided, neither Party may assign or transfer this Agreement to any third party without the consent of the other Party, which consent shall not be unreasonably withheld.

         12.5 NO PARTNERSHIP. Nothing contained herein shall be deemed to create, and the Parties do not intend to create, any relationship of partners or joint venturers as between Xtra and DMX with respect to this Agreement. Neither Xtra nor DMX shall be, or shall hold itself out to be, the agent of the other under this Agreement. No Subscriber shall be deemed to have any privity of contract or direct contractual or other relationship with DMX by virtue of this Agreement or DMX's delivery of the Channels to Xtra hereunder.

         12.6 SEVERABILITY. If at any time, any provision of this Agreement is, or becomes under any law, or is found by a court of competent jurisdiction to be illegal, void, invalid, prohibited or unenforceable, then such provision shall be ineffective to the extent of such illegality, voidness, invalidity, prohibition or unenforceability and the remaining provisions of this Agreement shall remain in full force and effect. In such event, the Parties shall thereafter use their respective best endeavors to negotiate and agree upon a substitute provision which is valid and enforceable and achieves to the greatest extent the legal and commercial objectives of the prohibited provision.

         12.7 CAPTIONS AND HEADINGS. The captions and headings herein are included for convenience only and shall not be considered a part of or used to construe this Agreement.

         12.8 COSTS OF PREPARATION. Each of the Parties herein undertakes to bear its own costs in relation to and arising from the preparation and execution of this Agreement.

         12.9 ATTORNEYS' FEES AND EXPENSES. Each Party hereby agrees to be responsible for and to pay upon demand all costs and expenses, including, without limitation, reasonable attorneys' fees incurred by another Party in connection with any dispute between such parties concerning this Agreement and the transactions contemplated herein in which the latter Party prevails (whether or not suit is filed).

         12.10 SUCCESSORS AND PERMITTED ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors, assigns and permitted assignees.

         12.11 FORCE MAJEURE. Neither DMX nor Xtra shall be liable to the other for any event of Force Majeure. In the event of any such delay, pre-emption or failure due to Force Majeure, the Party whose performance is affected shall promptly notify the other Party of the nature and anticipated length of continuance of such Force Majeure, and during such period both Parties shall be excused from performance.

         12.12 SURVIVAL. Upon termination of this Agreement for any reason, Sections 4.4, 6.1, 6.2, 7.1, 10.1, 10.2, 12.1, 12.2, 12.3, 12.9, and
12.12 (including any definitions that are necessary to the operation of such sections) shall continue to remain in full force and effect.

         12.13 ENTIRE AGREEMENT. This Agreement (together with all Schedules attached hereto, which are incorporated herein by this reference) and the Subscription Agreement (and all documents delivered pursuant thereto) constitute the whole agreement between the Parties and it is expressly declared that no variations hereof shall be effective unless made in writing and signed by both Parties. All prior terms sheets and other correspondence between the parties shall be deemed to have lapsed upon the signing of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first set forth above.


DMX Inc.

By: /s/ JOANNE WENDY KIM
   -------------------------
Its:  CFO
    ------------------------

Xtra Music, Limited

By: /s/ JEROLD H. RUBINSTEIN
   -------------------------
Its:
    ------------------------

                                  EXHIBIT A

TRADEMARKS

O        ICT

O        INTERNATIONAL CABLECASTING TECHNOLOGIES INC.

O        ICT & DESIGN (FORMER CORPORATE LOGO)

O        DMX DJ

O        DMX

O        DIGITAL MUSIC EXPRESS

O        DMX & DESIGN:

                          [DIGITAL MUSIC EXPRESS LOGO]

O        DMX WORLD LOGO:

                                   [LOGO]

                                   EXHIBIT B

                                   TERRITORY

1.       EUROPE:          Albania, Andorra, Austria, Belarus, Belgium, Bosnia
and Herzegovina, Bulgaria, Croatia, the Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Macedonia, Malta, Moldova, Monaco, Netherlands, Norway, Poland, Portugal, Romania, Russia, San Marino, Serbia & Montenegro, Slovakia, Slovenia, Spain, Sweden, Switzerland, Turkey, Ukraine, United Kingdom, Vatican City, Yugoslavia, and any political entity whose borders are enclosed entirely within the countries listed in this paragraph 1.

2.       MIDDLE EAST:     Bahrain, Cyprus, Egypt, Iran, Iraq, Israel, Jordan,
Kuwait, Lebanon, Oman, Palestine, Qatar, Saudi Arabia, Syria, United Arab Emirates, Yemen, and any political entity whose borders are enclosed entirely within the countries listed in this paragraph 2.